UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

______________________________________________

Date of Report (Date of Earliest Event Reported):    March 19, 2014

THE FRESH MARKET, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	1-34940 (Commission File Number)	56-1311233 (I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 19, 2014, Brett Berry notified The Fresh Market, Inc. (the “Company”) of his retirement from the Company’s board of directors (the “Board”), effective that day. Mr. Berry’s retirement was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the retirement of Mr. Berry, the Company reduced the size of the Board to nine members.

A press release announcing Mr. Berry’s retirement is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)On March 19, 2014, the Board adopted a new (i) Code of Ethics for Financial and Executive Officers that applies to the Company’s senior executive and financial officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions, and (ii) Code of Business Conduct and Ethics for Directors that applies to the Company’s directors. The Code of Ethics for Financial and Executive Officers and the Code of Business Conduct and Ethics for Directors carve out aspects that were previously addressed in the Company’s prior Code of Business Conduct and Ethics applicable to all directors, officers and employees. Also on March 19, 2014, the Board adopted a new Code of Conduct that applies to all of the Company’s officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions, and supersedes and replaces the Company’s prior Code of Business Conduct and Ethics in its entirety. The foregoing codes will be available on the investor relations portion of the Company’s website at http://ir.thefreshmarket.com.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press release of The Fresh Market, Inc. dated March 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: March 24, 2014    By:     /s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President – General Counsel